SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                             OBIE MEDIA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Oregon                                                93-0966515
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                      4211 W. 11th Avenue, Eugene, OR 97402
          (Address of Principal Executive Offices, including Zip Code)

               OBIE MEDIA CORPORATION EMPLOYEE SHARE PURCHASE PLAN
                            (Full Title of the Plan)

                                  BRIAN B. OBIE
          CHAIRMAN OF THE BOARD, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
                             Obie Media Corporation
                      4211 W. 11th Avenue, Eugene, OR 97402
                         (Address of agent for service)

                                 (541) 686-8400
          (Telephone Number, Including Area Code, of agent for service)
                             ----------------------

                                    Copy to:
                              Gustavo J. Cruz, Jr.
                            Davis Wright Tremaine LLP
                        1300 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-5682

                         CALCULATION OF REGISTRATION FEE

========================== ================== ====================== ====================== ======================
Title of Securities to     Amount to be       Proposed Maximum       Proposed Maximum       Amount of
be Registered              Registered         Offering Price Per     Aggregate Offering     Registration Fee
                                              Share(1)               Price
-------------------------- ------------------ ---------------------- ---------------------- ----------------------
Common Stock,                 100,000 shares          $3.56                $356,000.00             $45.11
no par value
========================== ================== ====================== ====================== ======================

(1) Estimated in accordance with Rule 457(h) under the Security Act of 1933 solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low sale prices of the common stock as reported on June 2, 2004.

                                     PART I.

                           INFORMATION REQUIRED IN THE

                            SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.(1)

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.(2)







































--------
1 Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.

2 Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by us with the Securities and Exchange Commission are incorporated by reference into this registration statement:

         (a) Our Annual Report on Form 10-K for the fiscal year ended November 30, 2003;

         (b) Our Current Reports on Form 8-K dated January 15, 2004 and October 31, 2003, except to the extent that information therein is furnished and not filed with the Securities and Exchange Commission;

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

         (d) The description of our common stock to be offered hereby is contained in our Form S-1 filed on May 26, 1999, and amendments to Form S-1 filed on July 13, 1999, and August 5, 1999 with the Securities and Exchange Commission.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Copies of these documents are not required to be filed with the registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable. The securities offered hereby are registered pursuant to Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant has authority under applicable provisions of the Oregon Revised Statutes to indemnify its directors and officers to the extent of those statutes. The Registrant's Restated Articles of Incorporation and Restated Bylaws, both dated as of November 11, 1996, contain additional indemnification provisions for the benefit of certain directors and officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                     Description
-------                    -----------

4.1                    Employee Share Purchase Plan
5.1                    Opinion of Davis Wright Tremaine LLP regarding legality
23.1 Consent of Davis Wright Tremaine LLP, contained in opinion filed as Exhibit 5.1
23.2                   Consent of PricewaterhouseCoopers LLP
24.1                   Power of Attorney (see signature page)


ITEM 9.  UNDERTAKINGS.

        (a)       We hereby undertake:

                  (1) To file, during any period in which offeres or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours pursuant to Oregon law, our Articles of Incorporation or the Bylaws, Indemnification Agreements entered into between us and our officers and directors, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon, on the 3rd day of June, 2004.

                                 OBIE MEDIA CORPORATION



                                 By:    /s/ Brian B. Obie
                                     -------------------------------------------
                                        Brian B. Obie, Chairman of the Board
                                        President, and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of OBIE MEDIA CORPORATION, hereby severally and individually constitute and appoint Brian B. Obie and Gary
L. Livesay, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                        TITLE                             DATE
       ---------                        -----                             ----

/s/ BRIAN B. OBIE          President, Chief Executive Officer and        6/03/04
------------------
Brian B. Obie              Chairman of the Board (Principal Executive
                           Officer)

/s/ GARY L. LIVESAY        Chief Financial Officer (Principal            6/03/04
--------------------
Gary L. Livesay            Financial and Accounting Officer)

/s/ RICHARD C. WILLIAMS    Director                                      6/03/04
------------------------
Richard C. Williams

/s/ Randall C. Pape        Director                                      6/03/04
--------------------
Randall C. Pape

/s/ Stephen A. Wendell     Director                                      6/03/04
----------------------
Stephen A. Wendell

/s/ Delores M. Mord        Director                                      6/03/04
-------------------
Delores M. Mord

                                INDEX TO EXHIBITS


Exhibit                                                            Sequentially
Number          Description                                       Numbered Pages
-------         -----------                                       --------------

  4.1     Employee Share Purchase Plan                                  13

  5.1     Opinion of Davis Wright Tremaine LLP regarding legality        2

 23.1     Consent of Davis Wright Tremaine LLP, contained in             2
          opinion filed as Exhibit 5.1

 23.2     Consent of PricewaterhouseCoopers LLP                          1

 24.1     Power of Attorney (see signature page)                         1